Exhibit 99.1

Acer Therapeutics Reports Fourth Quarter and Full Year 2018 Financial Results and Provides Corporate Update

Acer continues to progress toward goals of commercializing EDSIVO™ and advancing pipeline

NEWTON, MA – March 7, 2019 – Acer Therapeutics Inc. (Nasdaq: ACER), a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and life-threatening diseases with critical unmet medical need, today reported financial results for the quarter and full year ended December 31, 2018 and provided an update on the Company’s recent corporate developments.

“We were very active in 2018 preparing for some significant potential milestones in 2019. Most importantly, in December, the FDA accepted our NDA for EDSIVO™ (celiprolol) under priority review, with a targeted PDUFA action date of June 25, 2019. In order to prepare for the potential U.S. launch of EDSIVO™, we strengthened our balance sheet with a successful financing in August, which allowed us to accelerate our pre-commercial activities,” said Chris Schelling, CEO and Founder of Acer. “Additionally, we made a strategic decision to expand our pipeline of clinical-stage product candidates by in-licensing the global rights to osanetant from Sanofi in January. If successful, Acer is positioned to become a commercial pharmaceutical company for serious rare and life-threatening diseases in the second half of this year with one therapeutic on the market (if the FDA approves our NDA for EDSIVO™) and other therapeutic candidates (ACER-001 and osanetant) in development.”

2018 and Recent Highlights

•

U.S. Food and Drug Administration (FDA) accepted for review in December 2018 Acer’s New Drug Application (NDA) for EDSIVO™ for the treatment of vEDS in patients with a confirmed type III collagen (COL3A1) mutation. The FDA also granted a priority review of the NDA, which is a designation granted by the FDA to accelerate the review process for drugs that offer a significant improvement in treatment or provide treatment where no satisfactory alternative therapy exists

•

Entered into an additional agreement with Assistance Publique—Hôpitaux de Paris (AP-HP) in September 2018, pursuant to which Acer obtained the exclusive worldwide intellectual property rights to three European patent applications relating to certain uses of celiprolol. The Company subsequently filed three U.S. patent applications on this subject matter

•	Raised $46 million, including underwriters’ full exercise of their option to purchase additional shares to cover over-allotments, through an underwritten public offering in August 2018
•

Entered into an exclusive license agreement with Sanofi in January 2019 to acquire worldwide rights to osanetant, a clinical-stage, selective, non-peptide tachykinin NK3 receptor antagonist. Acer plans to initially pursue development of osanetant as a potential treatment for certain rare or life-threatening neuroendocrine-related disorders

•	Ended 2018 with $41.7 million in cash and cash equivalents and no debt, which the Company believes is sufficient to fund its current operating and capital requirements into the first half of 2020

Upcoming Milestones

•	Potential publication of celiprolol vEDS Patient Registry data, which is currently under peer review
•	Prescription Drug User Fee Act (PDUFA) action date for EDSIVO™ of June 25, 2019
•	Continuing pre-commercial activities for EDSIVO™
•	Continue efforts toward advancing and expanding its pipeline
•	Continue efforts toward building out the management team with additional senior-level commercial hires, as well as adding to the commercial and medical affairs teams and other core personnel

Financial Results for the Fourth Quarter and Full-Year 2018

Cash position. Cash and cash equivalents were $41.7 million as of December 31, 2018, compared to $15.6 million as of December 31, 2017. The Company believes its cash position will be sufficient to fund its current operating and capital requirements into the first half of 2020.

Research and Development Expenses. Research and development expenses were $5.3 million during the three months ended December 31, 2018, compared to $1.8 million during the three months ended December 31, 2017. Research and development expenses for the three months ended December 31, 2018 were primarily comprised of approximately $3.1 million related to EDSIVO™ and approximately $1.7 million related to ACER-001. Research and development expenses were $12.5 million during the year ended December 31, 2018, compared to $8.7 million during the year ended December 31, 2017. This increase of $3.8 million was principally due to increases in employee-related expenses, regulatory consulting expenses, and expenses related to manufacturing services, partially offset by a decrease in spending for contract research services.

General and Administrative Expenses. General and administrative expenses were $3.4 million for the three months ended December 31, 2018 compared to $2.4 million for the three months ended December 31, 2017. General and administrative expenses were $9.3 million for the year ended December 31, 2018 compared to $5.2 million for the year ended December 31, 2017. The increase of $4.1 million was primarily due to increases in employee-related expenses, expenses related to pre-commercial activities, and insurance expense.

Net Loss. Net loss for the three months ended December 31, 2018 was $8.5 million, or $0.85 loss per share (basic and diluted), compared to a net loss of $4.2 million, or $0.63 loss per share (basic and diluted), for the three months ended December 31, 2017. Net loss for the year ended December 31, 2018 was $21.3 million, or $2.49 loss per share (basic and diluted), compared to a net loss of $14.2 million, or $3.84 loss per share (basic and diluted), for the year ended December 31, 2017. The decrease in loss per share (basic and diluted) was driven largely by an increase in shares outstanding at December 31, 2018 compared to December 31, 2017.

For additional information, please see Acer’s Annual Report on Form 10-K filed today with the SEC.

About Acer Therapeutics

Acer, headquartered in Newton, MA, is a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and life-threatening diseases with critical unmet medical need. Acer’s pipeline includes three clinical-stage candidates: EDSIVO™ (celiprolol) for the treatment of vascular Ehlers-Danlos Syndrome (vEDS) in patients with a confirmed type III collagen (COL3A1) mutation; ACER-001 (a fully taste-masked, immediate release formulation of sodium phenylbutyrate) for the treatment of various inborn errors of metabolism, including urea cycle disorders (UCD) and Maple Syrup Urine Disease (MSUD), and osanetant for the treatment of various neuroendocrine disorders. Acer’s product candidates are believed to present a comparatively de-risked profile, having one or more of a favorable safety profile, clinical proof-of-concept data, mechanistic differentiation and an accelerated path for development, which may include utilizing expedited programs (e.g. Priority Review) established by the FDA and/or using the regulatory pathway established under section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act (FFDCA) that allows an applicant to rely at least in part on third-party data for approval, which may expedite the preparation, submission and approval of a marketing application.

For more information, visit www.acertx.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenues, projected expenses, regulatory approvals, cash position, liquidity, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to expectations regarding our capitalization and resources; the potential for EDSIVO™ (celiprolol), ACER-001 and osanetant to safely and effectively treat diseases and to be approved for marketing; the commercial or market opportunity in any target indication; the adequacy of our capital to support our future operations and our ability to successfully initiate and complete clinical trials and regulatory submissions; the ability to protect our intellectual property rights; the nature, strategy and our focus; future economic conditions or performance; and the development, expected timeline and commercial potential of any of our product candidates. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources to meet our business objectives and operational requirements, the fact that the results of earlier studies and trials may not be predictive of future clinical trial results, the protection and market exclusivity provided by our intellectual property, risks related to the drug development and the regulatory approval process and the impact of competitive products and technological changes. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. You should review additional disclosures we make in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K. You may access these documents for no charge at http://www.sec.gov.

ACER THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Years Ended
	December 31,		December 31,
	2018	2017	2018	2017

Operating expenses:
Research and development	$5,312,378	$1,776,210	$12,452,424	$8,725,026
General and administrative	3,386,160	2,430,677	9,260,583	5,223,101
Loss from operations	(8,698,538)	(4,206,887)	(21,713,007)	(13,948,127)

Other income (expense):
Interest income	206,637	10,029	412,553	14,848
Interest and other expense	(987)	(2,079)	(987)	(245,061)
Foreign currency transaction (loss)/gain	(3,398)	(15,124)	20,550	(16,091)
Total other income (expense), net	202,252	(7,174)	432,116	(246,304)

Net loss	$(8,496,286)	$(4,214,061)	$(21,280,891)	$(14,194,431)

Net loss per share - basic and diluted	$(0.85)	$(0.63)	$(2.49)	$(3.84)

Weighted average common shares outstanding - basic and diluted	10,054,482	6,637,179	8,555,039	3,694,388

SELECTED BALANCE SHEET DATA:

	December 31,	December 31,
	2018	2017

Cash and cash equivalents	$41,671,284	$15,644,355

Other current assets	$1,075,021	$881,887

Property and equipment, net	$130,867	$62,984

Total assets	$50,663,419	$24,368,741

Total liabilities	$5,580,261	$2,033,204

Total stockholders’ equity	$45,083,158	$22,335,537

Investor Contact:

Hans Vitzthum

LifeSci Advisors

Ph: 617-535-7743

hans@lifesciadvisors.com

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